
<ARTICLE>                     5
<LEGEND>
THIS  SCHEDULE  CONTAINS  SUMMARY  FINANCIAL   INFORMATION  EXTRACTED  FROM  THE
CONSOLIDATED  BALANCE SHEET AS OF MARCH 31, 1996 AND THE CONSOLIDATED  STATEMENT
OF INCOME FOR THE YEAR ENDED MARCH 31, 1996 AS RESTATED PURSUANT TO STATEMENT OF
FINANCIAL  ACCOUNTING  STANDARD NO. 128, EARNINGS PER SHARE ("SFAS NO. 128"). IN
ADDITION, AN ENTRY ON THIS SCHEDULE HAS BEEN AMENDED FROM THE PREVIOUS FINANCIAL
DATA SCHEDULE FILED FOR THIS PERIOD.  THIS SCHEDULE IS QUALIFIED IN ITS ENTIRETY
BY  REFERENCE TO SUCH  FINANCIAL  STATEMENTS.  THIS EXHIBIT  SHALL NOT BE DEEMED
FILED FOR THE PURPOSE OF SECTION 11 OF THE SECURITIES ACT OF 1933 AND SECTION 18
OF THE  SECURITIES  ACT OF 1934,  OR OTHERWISE  SUBJECT TO THE LIABILITY OF SUCH
SECTIONS,  NOR SHALL IT BE DEEMED A PART OF ANY OTHER FILING WHICH  INCORPORATES
THIS REPORT BY REFERENCE,  UNLESS SUCH OTHER FILING EXPRESSLY  INCORPORATES THIS
EXHIBIT BY REFERENCE.
</LEGEND>
<RESTATED>
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. DOLLARS

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-1996
<PERIOD-START>                                 JAN-01-1996
<PERIOD-END>                                   MAR-31-1996
<EXCHANGE-RATE>                                          1
<CASH>                                          18,441,521
<SECURITIES>                                             0
<RECEIVABLES>                                   12,766,743
<ALLOWANCES>                                             0
<INVENTORY>                                              0
<CURRENT-ASSETS>                                34,810,363
<PP&E>                                             720,180
<DEPRECIATION>                                           0
<TOTAL-ASSETS>                                  50,625,791
<CURRENT-LIABILITIES>                           17,939,343
<BONDS>                                                  0
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                        25,954,866
<OTHER-SE>                                       6,688,582
<TOTAL-LIABILITY-AND-EQUITY>                    50,625,791
<SALES>                                                  0
<TOTAL-REVENUES>                                73,934,030
<CGS>                                                    0
<TOTAL-COSTS>                                   66,265,114
<OTHER-EXPENSES>                                 3,866,488
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                   2,827
<INCOME-PRETAX>                                  3,986,591
<INCOME-TAX>                                     1,634,502
<INCOME-CONTINUING>                              2,352,089
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                     2,352,089
<EPS-PRIMARY>                                          .08
<EPS-DILUTED>                                          .07

